Exhibit 4

                          REGISTRATION RIGHTS AGREEMENT

      This Agreement, dated as of June ___, 1996, is entered into by and among Aviation Sales Company, a Delaware corporation (the "Company"), and the stockholders of the Company, who are more particularly identified on signature pages attached hereto (collectively, the "Stockholders").

      WHEREAS, in connection with the corporate organization of the Company, the Stockholders received shares of the Company's Common Stock; and

      WHEREAS, the Company desires to provide to the Stockholders certain registration rights with respect to the registration of the shares of Common Stock under the Securities Act;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

             "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

             "COMMON STOCK" means the common stock, par value $.001 per share, of the Company.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

             "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock (other than a Registration Statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

             "REGISTRATION EXPENSES" means the expenses described in Section 5.

             "REGISTRABLE SHARES" means shares of Common Stock issued by the Company to the Stockholders in connection with the corporate organization of the Company, as more particularly described in EXHIBIT A attached hereto.

             "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

      2. REQUIRED REGISTRATIONS.

             a. At any time after 180 days after the closing of the Company's initial public offering of shares of Common Stock pursuant to an effective Registration Statement on Form S-1, filed with the Commission, a Stockholder or Stockholders may request, in writing, that the Company effect the registration of the Registrable Shares on Form S-3 (S-1 or Form S-2 (or any successor form) if Form S-3 is not available) of Registrable Shares owned by such Stockholder or Stockholders. If the Stockholders initiating the registration intend to distribute the Registrable Shares by means of an underwritten offering, they shall so advise the Company in their request. In the event such registration is underwritten, the right of other Stockholders to participate shall be conditioned on such Stockholders' participation in such underwritten offering. Upon receipt of any such request for registration from a Stockholder or Stockholders, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election; PROVIDED, HOWEVER, that if the underwriter (if any) managing the offering determines that, because of marketing factors, all of the Registrable Shares requested to be registered by all Stockholders may not be included in the offering, then all Stockholders who have requested registration shall participate in the registration pro rata based upon the number of Registrable Shares which they have requested to be so registered. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Shares which the Company has been requested to so register.

             b. The Company shall not be required to effect more than two registrations pursuant to paragraph (a). In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within 180 days after the effective date of any other Registration Statement of the Company.

             c. If at the time of any request to register Registrable Shares pursuant to this Section 2, the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Stockholders may include Registrable Shares pursuant to Section 3 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, or such registration would, in the good faith judgment of the Board, require a disclosure which would be detrimental to the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any 18-month period.

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      3. PIGGY-BACK REGISTRATION.

             a. Whenever the Company proposes to file a Registration Statement (other than pursuant to Section 2) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; PROVIDED, HOWEVER, that the Company shall have the right postpone or withdraw any registration effected pursuant to this Section 3 without any obligation to any Stockholder whatsoever.

             b. In connection with any registration under this Section 3 involving an underwritten offering, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the number of Registrable Shares to be included in the offering, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein, and shall be entitled to include before such Registrable Shares up to the number of shares of Common Stock to be issued by the Company in the offering; PROVIDED, HOWEVER, that no persons or entities other than the Company and the Stockholders shall be permitted to include securities in the offering. If the number of Registrable Shares to be included in the offering in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to be included in such registration shall participate in the registration pro rata based upon their total ownership of shares of Common Stock.

      4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

             a. file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective;

             b. as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it but not more than 9 months after the effective date and,

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

in the case of any other offering, until the earlier of the sale of all Registrable Shares covered thereby or 120 days after the effective date thereof;

             c. as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Stockholder; and

             d. as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Stockholder; PROVIDED, HOWEVER, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

      If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Shares.

      5. ALLOCATION OF EXPENSES. The Company will pay all Registration Expenses of all registrations under this Agreement. For purposes of this Section 5, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the selling Stockholders to represent the selling Stockholders, state blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of selling Stockholders' own counsel (other than the counsel selected to represent all selling Stockholders).

      6. INDEMNIFICATION AND CONTRIBUTION.

             a. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities

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

or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, (i) in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof or (ii) which untrue statement was corrected by the Company and delivered to the seller prior to consummation of the sale by the seller resulting in such loss, claim, damage or liability.

            b. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or blue sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by and on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Shares sold in connection with such registration.

             c. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, HOWEVER, that counsel for the Indemnifying Party, who shall

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

conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, except to the extent that such delay prejudices such indemnifying party. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

      7. INDEMNIFICATION WITH RESPECT TO UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

      8. INFORMATION BY STOCKHOLDER. Each Stockholder including Registrable Shares in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      9. TERMINATION. All of the Company's obligations to register Registrable Shares under this Agreement shall terminate on the fifth anniversary of this Agreement.

      10. GENERAL.

            NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth on the signature pages of this Agreement or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

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

            a. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            b. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and each of the Stockholders. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. A party hereto may waive the performance of any covenant for its benefit (either generally or in a particular instance and either retroactively or prospectively), PROVIDED, HOWEVER, that no such waiver shall be effective unless in writing and signed by such party.

            c. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            d. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


                                 *   *   *   *

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

      IN WITNESS WHEREOF, the Company and the Stockholders have executed this Agreement this _____ day of June, 1996.


                                              COMPANY

                                              AVIATION SALES COMPANY


                                              By:
                                                 Dale S. Baker, President

                                                 ADDRESS FOR NOTICE:

                                                 6905 N.W. 25th St.
                                                 Miami, Florida 33122
                                                 Telecopy: (305) 599-6610


                                              STOCKHOLDERS

                                              AVAC CORPORATION


                                              By:
                                                 Robert Alpert, President

                                                 ADDRESS FOR NOTICE:

                                                 15311 Vantage Parkway West
                                                 Suite 315
                                                 Houston, Texas 77032
                                                 Telecopy: (713) 442-0025

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

                                             J/T AVIATION PARTNERS

                                             By: Japan Fleet Service (Delaware)
                                                 Inc.,
                                                 General Partner


                                             By:
                                                 Tim L. Watkins, President

                                             By: TM Aviation (Japan) Inc.,
                                                 General Partner

                                             By:
                                             Name:
                                             Title:

                                             By: TM Aviation (USA) Inc., General
                                                 Partner

                                             By:
                                             Name:
                                             Title:

                                             ADDRESS FOR NOTICE:

                                             c/o Tomen America, Inc.
                                             1285 Avenue of the Americas
                                             New York, NY 10019
                                             Telecopy: (212) 397-3351

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

                                             RCP MANAGEMENT L.P.

                                             By: Aircraft Spare Parts, Inc., a
                                                 Delaware corporation,
                                                 General Partner

                                             By:
                                                 Robert Alpert, Chairman

                                             ADDRESS FOR NOTICE:

                                             15311 Vantage Parkway West
                                             Suite 315
                                             Houston, Texas 77032
                                             Telecopy: (713) 442-0025


                                             DALE S. BAKER

                                             ADDRESS FOR NOTICE:

                                             545 Coconut Circle
                                             Palm Island
                                             Ft. Lauderdale, Florida 33326
                                             Telecopy: (305) 599-6610

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


                                             HAROLD M. WOODY

                                             ADDRESS FOR NOTICE:

                                             10855 S.W. 75th Court
                                             Miami, Florida 33156
                                             Telecopy: (305) 599-6610

                                             JOSEPH E. CIVILETTO

                                             ADDRESS FOR NOTICE:

                                             1070 Pine Branch Drive
                                             Ft. Lauderdale, Florida 33326
                                             Telecopy: (305) 599-6610

                                             JAMES D. INNELLA

                                             ADDRESS FOR NOTICE:

                                             11946 S.W. 44th Street
                                             Davie, Florida 33330
                                             Telecopy: (305) 599-6610

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

                                             MICHAEL SASO

                                             ADDRESS FOR NOTICE:

                                             11812 Poema Place
                                             Chatsworth, California 91311
                                             Telecopy: (818) 895-6888

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
                                                                       EXHIBIT A


STOCKHOLDERS                           REGISTRABLE SHARES
- ------------                           ------------------
AVAC Corporation                            1,729,000

J/T Aviation Partners                       1,501,000

RCP Management L.P.                           520,000

Dale S. Baker                                 300,000

Harold M. Woody                               200,000

Joseph E. Civiletto                            25,000

James D. Innella                               75,000

Michael A. Saso                                75,000
                                            ---------
      Total                                 4,425,000


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